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                                                                    EXHIBIT 99.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in the First Charter Corporation (the "Corporation") Registration Statement on Form S-3 (No. 33-52004), Registration Statement on Form S-8 (No. 33-60949), Registration Statement on Form S-4 (No. 33-63157) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8, Registration Statement on Form S-4 (No. 333-35905) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8, Registration Statement on Form S-8 (No. 333-43617), Registration Statement on Form S-8 (No. 333-54019), Registration Statement on Form S-8 (No. 333-54021), Registration Statement on Form S-8 (No. 333-54023) and Registration Statement on Form S-4 (No. 333-60449), of our report dated August 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of HFNC Financial Corp. for the year ended June 30, 1997, which report is included as Exhibit 99.3 to the Corporation's Form 8-K/A-1.


/s/ Deloitte & Touche LLP

Hickory, North Carolina

August 3, 1998